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                                                                   EXHIBIT 10.23

                      NONSTATUTORY STOCK OPTION AGREEMENT


         AGREEMENT made as of the _____ day of ____, 199__, between SEAGULL ENERGY CORPORATION, a Texas corporation (the "COMPANY") and __________________ ("EMPLOYEE").

         To carry out the purposes of the SEAGULL ENERGY CORPORATION 1990 STOCK OPTION PLAN (the "PLAN"), by affording Employee the opportunity to purchase shares of common stock of the Company ("STOCK"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("OPTION") to purchase all or any part of an aggregate of ________ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "CODE").

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $_______ per share. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                                                             PERCENTAGE OF SHARES
                          NUMBER OF FULL YEARS                              THAT MAY BE PURCHASED
                          --------------------                              ---------------------
            Less than       3   years                                                  0%
                            3   year                                                  40%
                            4   years                                                 60%
                            5   years                                                 80%
                            6   years                                                100%


         Notwithstanding anything in this agreement to the contrary, the Committee appointed by the Board of Directors to the Company to administer the Plan (the "COMMITTEE") in its sole discretion
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may waive the foregoing schedule of vesting and permit Employee to exercise the
Option in such amount or amounts and at such time or times as the Committee shall determine.

         This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may be exercised only by Employee during Employee's lifetime and while Employee remains an employee of the Company, except that:

         (a) If Employee's employment with the Company terminates for cause or voluntarily by Employee (other than by reason of normal retirement at or after age sixty-five) without the written consent of the Committee, this Option shall immediately terminate and shall no longer be exercisable. For purposes of this Agreement, "cause" shall mean Employee's gross negligence or willful misconduct in performance of the duties of Employee's employment, or Employee's final conviction of a felony or of a misdemeanor involving moral turpitude.

         (b) If Employee's employment with the Company terminates for any reason other than death or as described in (a) above, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates unless such termination was by reason of normal retirement at or after age sixty-five or total and permanent disability in either which case this Option shall be exercisable in full.

         (c) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full at any time during the period of one year following the date of Employee's death.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's




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death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations. Employee may elect with respect to this Option to surrender or authorize the Company to withhold shares of Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of any such withholding obligation (a "Stock Surrender Withholding Election"); provided, however, that:

         (a) Any Stock Surrender Withholding Election shall be made by written notice to the Company and thereafter shall be irrevocable by Employee;

         (b) Any Stock Surrender Withholding Election shall be subject to disapproval by the Committee at any time;

         (c) Any Stock Surrender Withholding Election shall be made prior to the date Employee recognizes income with respect to the exercise of this Option (the "Tax Date"); and

         (d) If Employee is an "officer" of the Company or other person subject to section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor law and wishes to make a Stock Surrender Withholding Election, such person shall make any Stock Surrender Withholding Election:

                 (i) more than six months after the date of grant of this Option, except that this limitation shall not apply in the event of death or disability of Employee prior to the expiration of the six-month period; and

                 (ii) either at least six months prior to the Tax Date or during the period beginning on the third business day following the date of release for publication of the Company's summary statement of sales and earnings for a quarter or fiscal year and ending on the twelfth business day following such date.

         (e) When the Tax Date falls after the exercise of this Option and Employee makes a Stock Surrender Withholding Election, the full number of shares of Stock for which this Option is being exercised shall be issued, but Employee shall be unconditionally obligated to deliver to the Company on the Tax Date a number of shares of Stock having a value equal to any tax required to be withheld.

If Employee fails to deliver such money or make a Stock Surrender Withholding Election pursuant to this Paragraph, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld.





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         5.      STATUS OF STOCK.  The Company intends to register for issuance under the Securities Act of 1933, as amended (the "ACT") the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         6. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

         7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.





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         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.


                                 SEAGULL ENERGY CORPORATION


                                 BY: _____________________________________
                                     CHAIRMAN OF THE BOARD



                                 EMPLOYEE: _______________________________





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